AMENDMENT NO. 2 TO ENZYME SUPPLY AGREEMENT

This Amendment No. 2 to Enzyme Supply Agreement (this “Amendment”) is made as of February 1, 2023 (the “Amendment Effective Date”), between Codexis, Inc., a Delaware corporation having its principal offices at 200 Penobscot Drive, Redwood City, California 94063 (“Codexis”) and Pfizer Ireland Pharmaceuticals, an Ireland corporation, with its principal place of business at Operations Support Group, Ringaskiddy, Cork, Ireland, and its Affiliates (“Pfizer”). Codexis and Pfizer may each be referred to herein individually as a “Party” or collectively, as the “Parties.”

RECITALS
WHEREAS, Pfizer and Codexis are parties to that certain Enzyme Supply Agreement dated as of October 30, 2021 (as amended, the “Agreement”); and
WHEREAS, Pfizer and Codexis desire to amend the Agreement in the manner specified in this Amendment;
NOW THEREFORE, in consideration of the promises and undertakings set forth herein, the Agreement is hereby amended as follows:
1.All defined terms shall, unless defined or modified herein, have the meaning set forth in the Agreement.
2.Section 2.5(d)(ii)(b) of the Agreement is deleted in its entirety and replaced with the following:
“(b)    100% of any fees invoiced by Codexis to Pfizer during the period January 1, 2022 through December 31, 2023 under mutually acceptable, executed, written definitive collaborative development/licensing agreement(s) (not including this Agreement) executed by Codexis and Pfizer from the Effective Date through March 31, 2023. For clarity, such agreements may include standalone purchase orders.”
3.Section 2.5(d)(iii) of the Agreement is deleted in its entirety and replaced with the following:
“(iii) A total of 50% of any portion of the Retainer Fee which has not been credited after the issuance of credits pursuant to Section 2.5(d)(ii) is creditable against 80% of the Adjusted Enzyme Price of any New Order(s) (as defined in Section 2.5(e)) placed by Pfizer or its Affiliates and accepted by Codexis with a scheduled ship date (as reflected on the New Order) between January 1, 2024 and December 31, 2024.”

4.All other terms and conditions of the Agreement remain unchanged.

IN WITNESS WHEREOF, a duly authorized representative of each Party has executed this Amendment as of the dates identified below, but this Amendment shall become effective on the Amendment Effective Date.

Codexis, Inc.	Pfizer Ireland Pharmaceuticals
Name: Title: Date:	Name: Title: Date: